   As filed with the Securities and Exchange Commission on November 12, 1999
                                                     Registration No. 333-83277
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   ----------
                               CISCO SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             CALIFORNIA                                     77-0059951
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
               (Address of principal executive offices) (Zip Code)



          SENTIENT NETWORKS, INC. (FORMERLY CELLSTREAM NETWORKS, INC.)
                             1995 STOCK OPTION PLAN
                            (Full title of the Plan)
                                   ----------
                                JOHN T. CHAMBERS
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                               CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                     (Name and address of agent for service)
                                 (408) 526-4000
          (Telephone number, including area code, of agent for service)
                                   ----------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.
--------------------------------------------------------------------------------

                                 DE-REGISTRATION


On June 18, 1999, Sentient Networks, Inc. merged with and into Cisco Systems, Inc. (the "Registrant"). Pursuant to the merger, on July 20, 1999, the Registrant registered on a Form S-8 Registration Statement with the Securities and Exchange Commission, Registration Number 333-83277, 19,720 shares of the Registrant's Common Stock pursuant to options previously granted under the Sentient Networks, Inc. (formerly Cellstream Networks, Inc.) 1995 Stock Option Plan, as assumed by the Registrant. The Registrant has determined that not all of the registered shares will in fact be issued under the assumed Sentient Networks, Inc. (formerly Cellstream Networks, Inc.) 1995 Stock Option Plan and is hereby de-registering 3,210 of the previously registered shares, with such de-registration to be effective immediately upon the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 19312, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 12th day of November, 1999.



                                       CISCO SYSTEMS, INC.


                                       By: /s/ John T. Chambers*
                                           -------------------------------------
                                           John T. Chambers
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 19312, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                        Title                                        Date
---------                        -----                                        ----
/s/ John T. Chambers*            President, Chief Executive                 November 12, 1999
-------------------------------  Officer and Director
John T. Chambers                 (Principal Executive Officer)




/s/ Larry R. Carter              Senior Vice President, Finance             November 12, 1999
-------------------------------  and Administration, Chief Financial
Larry R. Carter                  Officer and Secretary
                                 (Principal Financial and Accounting
                                 Officer)


/s/ John P. Morgridge*           Chairman of the Board and                  November 12, 1999
-------------------------------  Director
John P. Morgridge



/s/ Donald T. Valentine*         Vice Chairman of the Board and             November 12, 1999
-------------------------------  Director
Donald T. Valentine




/s/ James F. Gibbons*            Director                                   November 12, 1999
-------------------------------
James F. Gibbons

/s/ Steven M. West*              Director                                   November 12, 1999
-------------------------------
Steven M. West



/s/ Edward R. Kozel*             Director                                   November 12, 1999
-------------------------------
Edward R. Kozel


                                 Director
-------------------------------
Carol A. Bartz


/s/ James C. Morgan*             Director                                   November 12, 1999
-------------------------------
James C. Morgan



/s/ Mary Cirillo*                Director                                   November 12, 1999
-------------------------------
Mary Cirillo



/s/ Arun Sarin*                  Director                                   November 12, 1999
-------------------------------
Arun Sarin



*By:  /s/ Larry R. Carter                                                   November 12, 1999
     ---------------------------
        Larry R. Carter
        Attorney-in-Fact




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